United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: May 8, 2012
(Date of Earliest Event Reported)

REALTY INCOME CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

600 La Terraza Boulevard, Escondido, California 92025-3873
(Address of principal executive offices)

(760) 741-2111
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

(a)  On May 8, 2012, Realty Income Corporation (the "Company") held its 2012 annual meeting of stockholders (the "Annual Meeting"). As of March 8, 2012, the record date for the Annual Meeting, there were 133,399,716 common shares issued and outstanding and entitled to vote at the Annual Meeting. Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934.

Proposal 4 in the Company’s definitive proxy statement for the Annual Meeting, as filed with the Securities and Exchange Commission on March 30, 2012 (the “Proxy Statement”), sought approval of an amendment to the Company’s Articles of Incorporation (the “Charter”) to increase the number of authorized shares of the Company’s common stock from 185,050,000 shares to 1,000,000,000 and the number of authorized shares of the Company’s preferred stock from 34,950,000 to 100,000,000 (the “Charter Amendment”).  Based on discussions with a number of its stockholders following the filing of its Proxy Statement, the Company concluded to revise the Charter Amendment to provide for a smaller increase in the authorized shares of its common stock and its preferred stock than originally proposed.  As revised, the proposed Charter Amendment increases the number of authorized shares of common stock to 370,100,000 and the number of authorized shares of the Company’s preferred stock to 69,900,000.

To permit additional time to solicit stockholder votes on the proposed changes to Proposal 4, the Company’s Board of Directors adjourned the Annual Meeting solely with respect to Proposal 4 until Thursday, June 21, 2012 at 9:00 AM, local time, at the offices of Realty Income Corporation, 600 La Terraza Boulevard, Escondido, California 92025-3873.

(b)  The results of the matters voted upon at the Annual Meeting were as follows:

Proposal 1 considered at the Annual Meeting was the election of seven directors to serve until the 2013 annual meeting of stockholders and until their respective successors are duly elected and qualified.

All of management’s nominees for directors as listed in the proxy statement were elected with the following share vote:

	Voted For	Voted Against	Abstentions	Broker Non-Votes
Kathleen R. Allen, Ph.D.	75,272,054	1,519,887	719,741	42,157,955
A. Larry Chapman	75,980,268	771,347	760,067	42,157,955
Priya Cherian Huskins	76,074,744	653,840	783,098	42,157,955
Thomas A. Lewis	76,193,924	564,127	753,631	42,157,955
Michael D. McKee	75,213,779	1,525,789	772,114	42,157,955
Gregory T. McLaughlin	75,337,992	1,394,706	778,984	42,157,955
Ronald L. Merriman	76,040,577	679,775	791,330	42,157,955

      Proposal 2 considered at the Annual Meeting was the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ended December 31, 2012.  This proposal was approved, with 117,698,033 shares voted for, 959,993 shares voted against, and 1,011,611 shares representing abstentions.  No broker non-votes resulted from the vote on this proposal.

Proposal 3 considered at the Annual Meeting was the approval, on an advisory basis, of the compensation of the Company’s named executive officers.  This proposal was approved, with 70,915,997 shares voted for, 4,188,634 shares voted against, 2,407,051 shares representing abstentions and 42,157,955 shares representing broker non-votes.

Proposal 5 considered at the Annual Meeting sought approval of an amendment to the Company’s Charter to permit a majority of the entire Board of Directors to change the number of authorized shares in its discretion, from time to time, without stockholder approval.  This proposal was not approved, with 28,115,720 shares voted for, 48,224,317 shares voted against, 1,171,645 shares representing abstentions and 42,157,955 shares representing broker non-votes.

Proposal 6 considered at the Annual Meeting was the approval of the Realty Income Corporation 2012 Incentive Award Plan.  This proposal was approved, with 70,468,035 shares voted for, 5,399,157 shares voted against, 1,644,490 shares representing abstentions and 42,157,955 shares representing broker non-votes.

(c)  Not applicable.

(d)  Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2012	REALTY INCOME CORPORATION
	By:	/s/ MICHAEL R. PFEIFFER
Michael R. Pfeiffer
Executive Vice President, General Counsel and Secretary